UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 14, 2009
(Date of earliest event reported)

CAVALIER HOMES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9792 (Commission File Number)	63-0949734 (IRS Employer Identification No.)

32 Wilson Boulevard 100 Addison, Alabama (Address of Principal Executive Offices)	35540 (Zip Code)

(256) 747-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 14, 2009, Cavalier Homes, Inc. (“Company”), Southern Energy Homes, Inc. (“Southern Energy”) and T Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Southern Energy, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub shall be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Southern Energy.

Upon consummation of the merger, each outstanding share of the Company’s common stock, par value $0.10 per share (the “Common Stock”), other than shares of Common Stock owned by the Company as treasury stock, owned by any subsidiary of the Company or owned by Southern Energy, Merger Sub or any other wholly owned subsidiary of Southern Energy, and other than those shares with respect to which appraisal rights are properly exercised, will be converted into the right to receive $2.75 in cash, without interest.

Further, all options to purchase shares of Common Stock granted under the Company’s benefit plans will be cancelled by the Company. In consideration for such cancellation, each holder of such stock options will be entitled to receive, immediately prior to the merger, a cash payment from the Company in an amount equal to the product of (x) the number of shares of Common Stock subject to such stock option (whether or not vested at the time of such cancellation) and (y) the excess, if any, of the dollar value of the merger consideration over the exercise price per share of Common Stock subject to such stock option, reduced by any income or employment tax required to be withheld with respect to such payment.

The Merger Agreement contains representations, warranties and covenants of the Company, including, among others, covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the merger and (ii) not to engage in certain kinds of transactions during such period. The Company’s representations and warranties expire upon consummation of the merger. The board of directors of the Company has adopted a resolution recommending the approval and adoption of the Merger Agreement by its stockholders, and the Company has agreed to hold a stockholder meeting to put these matters before its stockholders for their consideration. The Company has also agreed not to (i) solicit proposals relating to a takeover proposal or (ii) subject to certain exemptions, enter into discussions or negotiations or provide confidential information in connection with a takeover proposal.

Consummation of the merger is subject to various conditions, including (i) requisite approval by the Company’s stockholders, (ii) the absence of any law or order prohibiting the closing, and (iii) receipt of government consents. In addition, each party’s obligation to consummate the merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party and (ii) compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains certain termination rights for both the Company and Southern Energy, and provides that, in certain circumstances, the Company would be required to pay Southern Energy a termination fee equal to three percent (3%) of the merger consideration.

The Merger Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference. The foregoing summary description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

Additional Information About This Transaction

The Merger Agreement will be submitted to the Company’s stockholders for their consideration. The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents concerning the merger. The proxy statement will be mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing the Company’s website (http://www.cavhomesinc.com), or by contacting the Company via telephone at (256) 747-9800.

The Company, its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed merger. Information concerning the Company’s participants and their respective interests in the proposed merger will be available in the proxy statement and in the Company’s proxy statement previously filed with the SEC on April 7, 2009.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 14, 2009, the Company entered into a Change in Control/Severance Agreement (the “Severance Agreement”) with Michael R. Murphy, the Company’s Chief Financial Officer. The Severance Agreement provides that if there is a change in control and Mr. Murphy’s employment is terminated by the Company other than for “Cause” or by Mr. Murphy without “Good Reason,” in each case within 12 months after such a change in control, he will be entitled to (i) a lump sum severance payment equal to his then annual base salary (but in no event less than his current annual base salary of $210,000), reduced by the aggregate amount paid as base salary to Mr. Murphy following a change in control, and (ii) continued medical and dental health insurance benefits for one year following the termination, with the Company continuing to bear the employer’s share of the cost of such benefits. Additionally, if Mr. Murphy is retained in some capacity following a change in control at a reduced base salary, Mr. Murphy will be entitled to the difference between his current base salary and any reduction in salary for a period of one year, to be paid in monthly installments.

The foregoing summary is qualified by reference to the text of the Severance Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement and Plan of Merger, dated as of June 14, 2009, by and among Cavalier Homes, Inc., Southern Energy Homes, Inc., and T Merger Sub, Inc.

10.2	Change in Control/Severance Agreement dated June 14, 2009, by and between Cavalier Homes, Inc. and Michael R. Murphy

99.1	Cavalier Homes, Inc.’s press release dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVALIER HOMES, INC. (Registrant)
Date: June 15, 2009	By:	/s/ MICHAEL R. MURPHY
Michael R. Murphy Chief Financial Officer